UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  October 29, 2025

TURNONGREEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52140	20-5648820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1421 McCarthy Blvd., Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2025 (the “Execution Date”), TurnOnGreen, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with SJC Lending LLC, a Delaware limited liability company (“SJC”), pursuant to which the Company agreed to sell to SJC convertible promissory notes in the aggregate principal amount of up to $1,650,000 (the “Convertible Notes”) for a total purchase price of up to $1.5 million (the “Loan”).

The consummation of the transactions contemplated by the Agreement is subject to various customary closing conditions.

In addition, SJC entered into various collateral agreements in support of the Convertible Notes, including: (i) an Intellectual Property Security Agreement (the “IP Security Agreement”), pursuant to which the Company and its subsidiaries, Digital Power Corporation, a Delaware corporation (“Digital Power”), and TOG Technologies, Inc., a Nevada corporation (“TOGT” and, together with Digital Power, collectively, the “Company’s Subsidiaries”), granted SJC a continuing security interest in all of their right, title, and interest in certain trademarks, copyrights, patents, and mask works; (ii) a Security Agreement (the “Security Agreement”), pursuant to which the Company and the Company’s Subsidiaries granted SJC a security interest in substantially all of their respective assets as collateral for repayment of the Convertible Notes; and (iii) a Pledge Agreement (the “Pledge Agreement”), pursuant to which the Company pledged the capital stock of the Company’s Subsidiaries as additional collateral.

The material terms of the Agreement and the Convertible Notes are summarized below.

Description of the Agreement

The Agreement provides that the Loan shall be conducted through seven (7) separate tranche closings, provided, however, that SJC has the ability, exercisable in its sole discretion, to purchase any principal face amount of Convertible Notes prior to the dates of the tranche closings provided for in the Agreement.

Pursuant to the Agreement, the initial tranche closing, which occurred on the Execution Date, consisted of the issuance of a Convertible Note to SJC in the principal face amount of Four Hundred Forty Thousand Dollars ($440,000), for a purchase price of Four Hundred Thousand Dollars ($400,000).

Pursuant to the Agreement, subject to certain conditions being satisfied, following the filing by the Company with the Securities and Exchange Commission (the “SEC”) of a registration statement (the “Registration Statement”) registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Convertible Notes, SJC will purchase a Convertible Note in the principal face amount of Two Hundred Twenty Thousand Dollars ($220,000), for a purchase price of Two Hundred Thousand Dollars ($200,000).

Following the SEC’s declaration of effectiveness of the Registration Statement, subject to certain conditions being satisfied, SJC will purchase additional Convertible Notes having an aggregate principal face amount of Nine Hundred Ninety Thousand Dollars ($990,000) for a total purchase price of Nine Hundred Thousand Dollars ($900,000), to be funded in monthly increments consistent with the tranche schedule set forth in the Agreement.

Until the later of the date that all Convertible Notes have been (i) repaid in full or (ii) fully converted into shares of Common Stock pursuant to the terms of the Agreement and the Convertible Notes, neither the Company nor any subsidiary thereof shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or instruments convertible into, exercisable or exchangeable for such shares of Common Stock, with certain exceptions.

2

The Agreement and the Convertible Notes contain customary affirmative and negative covenants applicable to the Company and its subsidiaries. Among other things, the Company is restricted, for so long as any Convertible Notes remain outstanding, from (i) incurring additional indebtedness or granting liens other than permitted indebtedness and liens, (ii) declaring or paying dividends or other distributions, (iii) entering into mergers, acquisitions, or other change-of-control transactions, (iv) selling or transferring material assets outside the ordinary course of business, (v) issuing additional equity or convertible securities except as expressly permitted, and (vi) amending its charter, bylaws, or other governing documents in a manner adverse to the holder of the Convertible Notes. These covenants are subject to customary exceptions and thresholds as set forth in the Agreement and the Convertible Notes.

Additionally, commencing on the Execution Date and continuing until the earlier of (i) such date when the Convertible Notes are no longer outstanding or (ii) one (1) year thereafter, the Company shall be prohibited from entering into a variable rate transaction.

From the Execution Date and continuing until the date that is one (1) year therefrom, SJC shall have a right of first refusal with respect to any investment proposed to be made by any individual or entity for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such period.

The Agreement contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Description of Convertible Notes

The first Convertible Note, which was issued to SJC on the Execution Date, has a principal face amount of $440,000 and was issued with an original issue discount of ten percent (10%). The remaining Convertible Notes will be issued as described above under “Description of the Agreement.” The Convertible Notes accrue interest at the rate of 12% per annum, unless an event of default (as defined in the Convertible Notes) occurs, at which time the Convertible Notes in excess of $300,000 will accrue interest at 20% per annum. The Convertible Notes will mature on the first anniversary of their respective issuance dates. The Convertible Notes are convertible into shares (the “Conversion Shares”) of the Company’s Common Stock on the terms and conditions set forth in the Convertible Notes, at a conversion price (the “Conversion Price”) equal to the greater of (i) $0.035 per share (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations, or other similar transactions, and (ii) an amount representing a 20% discount to the Company’s lowest VWAP (as defined in the Convertible Notes) on any Trading Day (as defined in the Convertible Notes) during the ten (10) Trading Days immediately prior to the date of conversion.

The Convertible Notes contain standard and customary events of default including, but not limited to, failure to pay amounts due under the Convertible Notes when required, failure to deliver Conversion Shares when required, default in covenants and bankruptcy events.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Conversion Shares, nor shall there be any offer, solicitation or sale of the Conversion Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The foregoing descriptions of the Agreement, the Convertible Notes, the Security Agreement, the Pledge Agreement, and the IP Security Agreement, do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

3

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Convertible Note described in this Current Report on Form 8-K was offered and issued to SJC in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Convertible Note, issued October 29, 2025.
10.1	Securities Purchase Agreement, dated October 29, 2025, by and between TurnOnGreen, Inc. and SJC Lending LLC.
10.2	Form of IP Security Agreement, dated October 29, 2025.
10.3	Form of Security Agreement, dated October 29, 2025.
10.4	Form of Pledge Agreement, dated October 29, 2025.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNONGREEN, INC.

Dated: October 29, 2025	/s/ Amos Kohn
Amos Kohn
Chief Executive Officer and Chairman

5